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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report (Form 10-K) of Pegasus Systems, Inc. of our report dated March 2, 1996, except for
Note 8, as to which the date is August 6, 1997 and Note 15, as to which the date is January 26, 1998, included in the 1997 Annual Report to Shareholders of Pegasus Systems, Inc. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.

                                     Belew Averitt LLP

Dallas, Texas
March 31, 1998